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                                                                     EXHIBIT 10

                         SECURITIES PURCHASE AGREEMENT


                       THE RESTAURANT HOLDING CORPORATION
                         6075 Poplar Avenue, Suite 800
                            Memphis, Tennessee 38119


                                                        As of December 22, 1999


BancBoston Ventures Inc.
175 Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

         The undersigned, The Restaurant Holding Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows:

1.       DEFINITIONS.

         For all purposes of this Agreement, the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

         "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or other specified Person) and shall include (a) any Person who is an officer or a member of the Board of Directors or a beneficial holder of at least ten percent (10%) of the then outstanding capital stock (or other shares of beneficial interest) of the Company (or other specified Person) and Family Members of any such Person, (b) any Person of which the Company (or other specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or other specified Person) directly or indirectly, either beneficially owns at least ten percent (10%) of the then outstanding capital stock (or other shares of beneficial interest) or constitutes at least a ten percent (10%) equity participant, and (c) in the case of a specified Person who is an individual, Family Members of such Person; provided, however, that BBV shall not be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement.

         "Balance Sheet Date" shall have the meaning specified in Section 3.7(a)(i) hereof.

         "Bank Affiliate" shall have the meaning specified in Section 12.1 hereof.
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         "Bank Holding Company Act" shall have the meaning specified in Section
12.1 hereof.

         "BBV" shall mean BancBoston Ventures Inc., a Massachusetts corporation.

         "BBV Appraisal" shall have the meaning specified in Section 8.5(b) hereof.

         "BBV Appraiser" shall have the meaning specified in Section 8.5(b) hereof.

         "Call Closing Date" shall have the meaning specified in Section 8.3 hereof.

         "Call Notice" shall have the meaning specified in Section 8.3 hereof.

         "Capital Transaction" shall mean any of the following: (i) one or more mergers, consolidations, liquidations, sales of more than 50% of the assets of the Company or other similar corporate actions pursuant to which the Company or the holders of Common Stock receive cash, securities or other property; (ii) at least a majority of the Common Stock of the Company is sold; or (iii) a registration statement with respect to the Common Stock of the Company shall be filed under the Securities Act.

         "CERCLA" shall have the meaning specified in Section 3.24(b) hereof.

         "Change in Control" shall mean any of the following events (a) Donald
N. Smith shall cease to own at least 51% of the outstanding shares of Common Stock, calculated on a fully-diluted basis, or (b) any failure of the Board of Directors of the Company to be elected in compliance with the Stockholders Agreement.

         "Charter" shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other charter of any Person other than an individual, each as from time to time amended and in effect.

         "Class A Common Stock" shall have the meaning specified in Section 3.5(a)(ii) hereof.

         "Class B Common Stock" shall have the meaning specified in Section 3.5(a)(ii) hereof.

         "Class C Common Stock" shall have the meaning specified in Section 3.5(a)(ii) hereof.

         "Closing" shall have the meaning specified in Section 2.3 hereof.


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         "Closing Date" shall have the meaning specified in Section 2.3 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor federal statute, and the rules and regulations of the Internal Revenue Service thereunder, all as the same shall be from time to time in effect.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Shares" shall mean (a) the shares of Class C Common Stock purchased by BBV pursuant to the DNS Stock Purchase Agreement, (b) all other shares of Common Stock purchased by or issued to BBV from time to time, (c) all shares of Common Stock (including shares of Class B Common Stock) issued or issuable upon conversion of such shares and (d) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and any shares of capital stock issued with respect to the foregoing pursuant to a stock split or stock dividend; provided that no Common Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Common Shares or Securities hereunder.

         "Common Stock" shall mean, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, each having the rights and privileges set forth in Exhibit A hereto, and any capital stock or other securities into which or for which such Class A Common Stock, Class B Common Stock or Class C Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

         "Company Appraisal" shall have the meaning specified in Section 8.5(b) hereof.

         "Company Appraiser" shall have the meaning specified in Section 8.5(b) hereof.

         "Consolidated" or "consolidated" shall mean, with reference to any term defined herein, that term as applied to the accounts of the Company and its Subsidiaries, as consolidated in accordance with GAAP.

         "Credit Agreement" shall mean the Revolving Credit Agreement, dated as of December 22, 1997, by and among Perkins, TRC, Perkins Management Company, Inc., Perkins Finance Corp., BankBoston, N.A. as agent and the lenders party thereto, as such agreement may be amended, extended, renewed or refinanced from time to time.

         "Default" shall mean an event or condition which with the passage of time or giving of notice, or both, would be an Event of Default.


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         "DNS Stock Purchase Agreement" shall mean the Stock Purchase
Agreement, dated as of the date hereof, by and between Donald N. Smith and BBV.

         "Environmental Laws" shall have the meaning specified in Section 3.24(b) hereof.

         "EPA" shall have the meaning specified in Section 3.25(c) hereof.

         "ERISA" shall mean the federal Employee Retirement Income Security Act of 1974, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

         "ERISA Affiliate" means any Person that is a member of a group of which the Company or any Subsidiary is a member and which is treated as a single employer under Section 414 of the Code.

         "Events of Default" shall have the meaning specified in Section 7.1 hereof.

         "Fair Market Value" shall have the meaning specified in Section 8.5(b) hereof.

         "Family Members" shall mean, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of such individual, and any trust created for the benefit of any of such Persons and each custodian of any property of any of such Persons.

         "Fee Letter" shall mean the letter agreement dated as of the date hereof between the Company and First Capital Corporation of Boston.

         "Financing Agreements" shall mean, collectively, the Securities, the DNS Stock Purchase Agreement, the Stockholders Agreement, the Fee Letter, the Management Fee Agreement, and all other present or future agreements from time to time entered into between the Company and you or any other holder of the Securities which relates to this Agreement or is stated to be a Financing Agreement, all as from time to time amended and in effect, and all statements, reports or certificates delivered by or on behalf of the Company to you or any other holder of the Securities in connection herewith or therewith.

         "GAAP" shall mean accounting principles (a) which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect from time to time, (b) which are applied in a manner consistent with past financial statements of the Company adopting the same principles, and (c) for which a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to


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deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

         "Hazardous Substances" shall have the meaning specified in Section 3.24(c) hereof.

         "Historical Financials" shall have the meaning specified in Section 3.7(a)(i) hereof.

         "Indebtedness" shall include all obligations, contingent and otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (iii) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (iv) obligations to reimburse issuers of any letters of credit.

         "Indebtedness for Borrowed Money" shall mean (a) all Indebtedness of the Company or any of its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (b) all Indebtedness of the Company or any of its Subsidiaries for the deferred purchase price of property or services represented by a note or other security, (c) all Indebtedness of the Company or any of its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Indebtedness of the Company or any of its Subsidiaries secured by a Lien to secure all or part of the purchase price of the property subject to such Lien, (e) all obligations under leases which shall have been or must be, in accordance with GAAP, recorded as capital leases in respect of which the Company or any of its Subsidiaries are liable as lessee, (f) any liability of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit, (g) all Interest Charges owed with respect to the Indebtedness described in the foregoing clauses (a), (b), (c), (d), (e) and
(f) above and (h) all Indebtedness referred to in clauses (a), (b), (c), (d),
(e), (f) and (g) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.


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         "Indemnified Party" shall have the meaning specified in Section 9.8 hereof.

         "Indemnifying Party" shall have the meaning specified in Section 9.8 hereof.

         "Interest Charges" shall mean for any period, the expenses of the Company and its Subsidiaries for such period for interest on Indebtedness for Borrowed Money (including the current portion thereof) and for commitment fees, agency fees, facility fees, balance deficiency fees, and similar expenses in connection with Indebtedness for Borrowed Money.

         "Lien" shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom, (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease), or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse.

         "Major Holder" shall mean the holder or holders at the relevant time of determination (excluding the Company) of (a) in the case of Common Shares, at least twenty-five percent (25%) of the number of then issued and outstanding Common Shares or (b) in the case of Preferred Shares, at least twenty-five percent (25%) of the then outstanding number of Preferred Shares.

         "Majority Holders" shall mean the holder or holders at the relevant time of determination (excluding the Company) of (a) in the case of Common Shares, fifty-one percent (51%) or more of the number of then issued and outstanding Common Shares, or (b) in the case of Preferred Shares, fifty-one percent (51%) or more of the then outstanding number of Preferred Shares.

         "Management Fee Agreement" shall mean the Management Fee Agreement dated as of the date hereof between the Company and First Capital Corporation of Boston.

         "Negotiation Period" shall have the meaning specified in Section 8.5(b) hereof.

         "Notes" shall mean (i) the Series A and Series B 11 1/4% Senior Discount Notes due 2008 issued by TRC pursuant to the TRC Indenture and (ii) the Series A and Series B 10 1/8% Senior Notes due 2007 issued by Perkins and Perkins Finance Corp. pursuant to the Perkins Indenture.

         "Perkins" shall mean Perkins Family Restaurants, L.P., a Delaware limited partnership and a wholly-owned subsidiary of TRC which shall be merged with and into TRC pursuant to the Recapitalization.


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         "Perkins Indenture" shall mean the Indenture dated as of December 22,
1997 among Perkins, Perkins Finance Corp. and State Street Bank and Trust Company, as trustee.

         "Permitted Transferee" shall mean any corporate or institutional Affiliate of any holder of Securities, any commercial bank, insurance company or other financial institution or corporate or institutional Affiliate thereof, or any private equity fund with aggregate capital commitments in excess of $200,000,000 or any registered investment company with aggregate assets under management in excess of $200,000,000.

         "Person" shall mean an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

         "Preferred Shares" shall mean (a) the Series A Preferred Stock issued to BBV pursuant to this Agreement, (b) any shares of Series A Preferred Stock issued as a dividend with respect to shares of Series A Preferred Stock that are Preferred Shares at the time of such dividend, and (c) any capital stock or other securities into which or for which any such shares of Series A Preferred Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company, provided that the foregoing capital stock shall be Preferred Shares only so long as such capital stock has not been sold pursuant to a Public Sale.

         "Preferred Stock" shall mean the Preferred Stock of the Company described in and having the right and privileges set forth on Exhibit A hereto, including the Series A Preferred Stock, and, in addition, any capital stock or other securities into which or for which such Preferred Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

         "Projections" shall have the meaning specified in Section 3.7(a)(iii) hereof.

         "Public Sale" shall mean any sale of Common Stock or Preferred Stock to the public pursuant to a public offering registered under the Securities Act, or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act.

         "Purchase Price" shall have the meaning set forth in Section 2.2 hereof.

         "Purchased Securities" shall have the meaning set forth in Section 2.1 hereof.

         "Put Closing Date" shall have the meaning specified in Section 8.2 hereof.

         "Put Notice" shall have the meaning specified in Section 8.1 hereof.


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         "RCRA" shall have the meaning specified in Section 3.24(b) hereof.

         "Recapitalization" shall mean the following sequential transactions, viewed as a whole:

         (1) the merger of Perkins Management Company, Inc., a Delaware corporation ("PMC"), with and into Perkins Restaurants, Inc., a Minnesota corporation ("PRI");

         (2)      the merger of PRI with and into TRC;

         (3) the merger of TRC Realty Co., a Vermont corporation, into TRC Realty Inc., a Delaware corporation ("TRCRI") and the subsequent conversion of TRCRI into a Delaware limited liability company to be renamed TRC Realty LLC;

         (4) the borrowing by TRC of $6,490,000 under the Revolving Credit Agreement;

         (5) the repurchase by TRC of (a) all of the shares of TRC common stock held by BMA Limited Partnership for $5,033,297, (b) all of the shares of TRC common stock held by Peter Joost for $2,214,752, and (c) a portion of the shares of TRC common stock held by the Equitable Life Assurance Society of the U.S. ("Equitable") for $1,250,000;

         (6) the contribution by DNS to the Company of all of the shares of TRC common stock held by DNS;

         (7) the consummation of the transactions contemplated by the DNS Stock Purchase Agreement;

         (8) the consummation of the sale and purchase of the Purchased Securities contemplated by Section 2 of this Agreement;

         (9) the purchase by the Company of additional shares of TRC common stock for $38,750,000;

         (10)     the borrowing by Perkins of $6,600,000 under the Credit
Agreement;

         (11)     the payment by Perkins of a $5,000,000 distribution to TRC;

         (12)     the merger of Perkins with and into TRC; and

         (13) the use by TRC of $38,750,000 of proceeds from the sale of shares of TRC to the Company to repurchase all of the remaining shares of TRC held by Equitable and National Baseball Hall of Fame and Museum, Inc.

         "Recapitalization Documents" shall mean, collectively:


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         (1)      the merger documents and the articles of merger for each of the mergers described in clauses (1), (2), (3) and (12) of the definition of "Recapitalization";

         (2) the Stock Redemption Agreement, dated as of the date hereof, by and between TRC and BMA Limited Partnership;

         (3) the Stock Redemption Agreement, dated as of the date hereof, by and between TRC and Peter M. Joost;

         (4) the Stock Redemption Agreement, dated as of the date hereof, by and between TRC and the National Baseball Hall of Fame and Museum, Inc.;

         (5) the Stock Redemption Agreement, dated as of the date hereof, by and between TRC and The Equitable Life Assurance Society of the United States;

         (6) the Contribution Instrument, dated as of the date hereof, executed by DNS with respect to the contribution of shares of TRC to the Company; and

         (7) the Subscription Agreement, dated as of the date hereof, between the Company and TRC.

         "Registration Expenses" shall have the meaning specified in Section
9.7 hereof.

         "Rescission Notice" shall have the meaning specified in Section 8.4 hereof.

         "Related Agreements" shall mean the Financing Agreements, the Recapitalization Documents, the Credit Agreement, the Notes, the TRC Indenture, the Perkins Indenture, and all appendices, schedules and exhibits thereto.

         "Repurchase Price" shall have the meaning specified in Section 8.5(a) hereof.

         "SARA" shall have the meaning specified in Section 3.24(b) hereof.

         "Securities" shall mean the Preferred Shares and the Common Shares.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Company, $.01 par value per share, and, in addition, any capital stock or other securities into which or for which such Series A Preferred Stock shall have been


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converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

         "Small Business Act" shall mean the Small Business Investment Act of 1958, as amended, or any successor federal statute, and the rules and regulations of the Small Business Administration thereunder, all as the same shall be in effect from time to time.

         "Stockholders Agreement" shall mean, the Stockholders Agreement, dated as of the date hereof, among the Company, the stockholders of the Company listed on the signature pages thereto and BBV, in the form of Exhibit B hereto, as amended, restated, modified or supplemented and in effect from time to time.

         "Subsidiary" shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation), or any partnership in which the designated parent shall at any time be entitled to fifty percent (50%) or more of the profits or distributions of such partnership, and, in any event, with respect to TRC, shall include Perkins (prior to its merger into TRC) and Perkins Finance Corp.

         "Third Appraiser" shall have the meaning specified in Section 8.5(b) hereof.

         "Transaction Costs" shall have the meaning specified in Section 3.23 hereof.

         "Transfer Notice" shall have the meaning specified in Section 13.2 hereof.

         "TRC" shall mean The Restaurant Company, a Delaware corporation and after the Recapitalization a wholly-owned subsidiary of the Company.

         "TRC Indenture" shall mean the Indenture dated as of May 18, 1998 between TRC and State Street Bank and Trust Company as trustee.

         "Unpurchased Securities" shall have the meaning specified in Section
8.4 hereof.

2.       SALE AND PURCHASE OF PURCHASED SECURITIES.

         2.1. Sale and Purchase of Purchased Securities. The Company agrees to issue and sell to you, and, subject to all of the terms and conditions hereof and in reliance on the representations and warranties set forth or referred to


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herein, you agree to purchase, 50,000 shares of Preferred Stock (the "Purchased
Securities").

         2.2. Purchase Price. The aggregate purchase price for the Purchased Securities is $40,000,000 (the "Purchase Price").

         2.3. Closing. The closing of the purchase and sale of the Purchased Securities (the "Closing") will take place at the offices of Bingham Dana LLP on December 22, 1999 or such other date as the parties hereto may agree upon (the "Closing Date"). At the Closing, the Company will deliver to you the Purchased Securities against payment by you of the Purchase Price in immediately available funds. Each of the Purchased Securities will be issued to you on or before the Closing Date and registered in your name in the Company's records.

         2.4. Use of Proceeds. The Company agrees that it will use the proceeds from the sale of the Purchased Securities hereunder only to finance part of the Recapitalization.

3.       REPRESENTATIONS AND WARRANTIES.

         In order to induce you to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that, both before and immediately after giving effect to the Closing and the Recapitalization:

         3.1.     Organization and Good Standing. Except as set forth on
Schedule 3.1, each of the Company and each of its Subsidiaries is duly organized and existing in good standing in its jurisdiction of incorporation, is duly qualified as a foreign corporation and authorized to do business in all other jurisdictions in which the nature of its business or property makes such qualification necessary, and has the corporate power to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         3.2. Authorization. The execution, delivery and performance by the Company of this Agreement and the execution, delivery and performance by the Company and each of its Subsidiaries of each Related Agreement to which it is a party, and the issuance and sale by the Company of the Securities hereunder,
(a) are within the Company's or such Subsidiary's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of or the creation of any Lien upon any of the property of the Company or any of its Subsidiaries or require any consent or approval pursuant to the Charter or by-laws of the Company or any of its Subsidiaries or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

         3.3. Enforceability. The execution and delivery of this Agreement by the Company and the execution and delivery by the Company and each of its Subsidiaries of each Related Agreement to which it is a party, and the issuance


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and sale by the Company of the Securities hereunder, will result in legally binding obligations of the Company or such Subsidiary, enforceable against it in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief will be subject to the discretion of the court before which any proceeding therefor may be brought, and (c) the enforceability of the indemnities contained in Section 9 hereof may be limited under federal securities laws.

         3.4. Governmental Approvals. Except as set forth in Schedule hereto, the execution, delivery and performance by the Company of this Agreement and the execution and delivery by the Company and each of its Subsidiaries of each Related Agreement to which it is a party, and the issuance and sale by the Company of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

         3.5.     Capitalization.

         (a)      Capital Stock.

                  (i) Immediately prior to the Recapitalization, the authorized capital stock of the Company consists solely of 100,000 shares of Common Stock, $.01 per value per share of which no shares are outstanding prior to the Recapitalization. Immediately prior to the Recapitalization, the authorized capital stock of TRC consists solely of 100,000 shares of Common Stock, $.01 par value per share, of which 11,640 shares are outstanding prior to the Recapitalization. Prior to the Recapitalization, all of TRC's outstanding shares of capital stock are owned as set forth in Schedule 3.5(a)(i) hereto and are duly authorized, validly issued, fully paid and non-assessable.

                  (ii) Immediately following the Recapitalization, the authorized capital stock of the Company will consist solely of (A) 500,000 shares of Preferred Stock, of which 100,000 shares will be designated as Series A Preferred Stock, 50,000 shares of which will be outstanding after the Recapitalization, (B) 5,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock", of which 700 shares will be outstanding after the Recapitalization, (C) 5,000 shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), of which no shares will be outstanding after the Recapitalization, and (D) 5,000 shares of Class C Common Stock, $.01 par value per share (the "Class C Common Stock") of which 300 shares will be outstanding after the Recapitalization. After giving effect to the Recapitalization, all of the Company's outstanding shares of capital stock will be owned as set forth in Schedule 3.5(a)(ii) hereto and will be duly authorized, validly issued, fully paid and non-assessable.


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         (b)      Options, Etc. The Company has no outstanding rights (either preemptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company, of any of its capital stock or any securities convertible into or exchangeable for its capital stock.

         (c) Reservation, Etc. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the conversion of shares of Common Stock of one class into shares of another class as provided in the Company's Charter. The conversion of shares of Common Stock of one class into shares of another class as provided in the Company's Charter will not require any further corporate action by the stockholders or directors of the Company, will not be subject to pre-emptive rights in any present or future stockholders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon such conversion, will be duly authorized, validly issued, fully paid and non-assessable.

         3.6. Subsidiaries. Except as set forth on Schedule 3.6, the Company does not have any Subsidiaries and does not own or hold of record and/or beneficially any shares of any class in the capital of any other corporation (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly traded companies). Except as set forth on Schedule 3.6, the Company does not own any legal and/or beneficial interests in any partnerships, business trusts or joint ventures or in any other unincorporated trade or business enterprises. All outstanding capital stock of each such Subsidiary is owned by the Company (directly or indirectly) as set forth on such Schedule 3.6 free and clear of any Lien, other than Liens permitted by the Credit Agreement, is validly issued and outstanding, fully paid and non-assessable, and there are no commitments for the purchase or sale of, and no options, warrants or other rights to subscribe for or purchase, any securities of any such Subsidiary.

         3.7.     Reports and Financial Statements.

         (a) You have heretofore been furnished with complete and correct copies of the following:

         (i) (A) the audited consolidated balance sheet of TRC and its Subsidiaries as at December 31, 1998 (the "Balance Sheet Date"), and the related audited consolidated statements of operations and cash flows for the fiscal year of TRC then ended, certified by Arthur Andersen LLP, independent public accountants, and (B) the unaudited consolidated balance sheet of TRC and its Subsidiaries as at October 31, 1999, and the related unaudited consolidated statements of operations and cash flows for the portion of the fiscal year then ended, each of such balance sheets and statements of operations and cash flows being attached hereto as
         Schedule 3.7(a)(i) (the "Historical Financials");

                  (ii) the pro forma consolidated balance sheet of the Company and its Subsidiaries as at the Closing Date, taking into account the Recapitalization and all transactions contemplated hereby and by the Related Agreements, such balance sheet being attached hereto as Schedule 3.7(a)(ii); and

                  (iii) the projections of the future performance of TRC and its Subsidiaries on a consolidated basis including income, net profits and cash flows, dated as of December 14, 1999 and attached hereto as
         Schedule 3.7(a)(iii) (the "Projections").

         (b) The Historical Financials were prepared in accordance with GAAP; each of the balance sheets included in the Historical Financials fairly presents the consolidated financial condition of TRC as at the close of business on the date thereof; and each of the statements of income and cash flows included in the Historical Financials fairly presents the results of operations of TRC for the fiscal period then ended.

         (c) The pro forma consolidated balance sheet of the Company and its Subsidiaries referred to in Section 3.7(a)(ii) has been prepared by management of the Company on a reasonable basis, taking into consideration the effect of the Recapitalization and the transactions contemplated hereby and by the Related Agreements, and the Company is not aware of any fact which casts doubt on the accuracy or completeness thereof. Immediately after giving effect to the Recapitalization and the transactions contemplated hereby and by the Related Agreements, none of the Company or any of its Subsidiaries has any material liabilities, contingent or otherwise, which are not referred to in such balance sheet or in the notes thereto.

         (d) The Projections constitute a reasonable basis for the assessment of the future performance of TRC and its Subsidiaries during the periods indicated therein, and all material assumptions used in the preparation thereof are set forth in the notes thereto. The Company and you acknowledge that the Projections are good faith estimates only, and there is no guaranty or assurance that the future performance of TRC reflected in the Projections will be achieved.

         (e) There has been no material adverse change in the business, properties, financial condition or prospects of TRC and its Subsidiaries since the Balance Sheet Date. Prior to and at the Closing, the Company will not have
(i) incurred any liabilities or obligations, (ii) engaged in any business or activities of any kind whatsoever, (iii) entered into any agreement or arrangements with any Person or (iv) been subject to or bound by any obligation or undertaking, except in each case as incurred in connection with the incorporation, capitalization or negotiation and consummation of the transactions contemplated by this Agreement and the Related Agreements, including, but not limited to, the Recapitalization and the financing related thereto.

         3.8. Solvency. Prior to, upon and immediately after the consummation of the Recapitalization and transactions contemplated hereby and by the Related Agreements, each of the Company and each of its Subsidiaries is solvent, has tangible and intangible assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         3.9. Title to Assets, Etc. Upon the completion of the Recapitalization, the Company and its Subsidiaries will own all of the assets reflected in the pro forma consolidated balance sheet of the Company and its Subsidiaries as at the Closing Date, subject to no Liens other than Liens permitted by the Credit Agreement. Each of the Company and each of its Subsidiaries enjoys peaceful and undisturbed possession of all leases of real property on which facilities operated by it are situated and of all leases of motor vehicles and other personal property, and all such leases are valid and in full force and effect.

         3.10. Small Business Concern. The Company meets the criteria established under the Small Business Act for classification as a "small business concern" within the meaning of the Small Business Act, 15 U.S.C. ss.662(5).

         3.11. Disclosure. No representation, warranty or statement made by the Company or any of its Subsidiaries in this Agreement, any Related Agreement or any agreement, certificate, statement or document furnished by or on behalf of the Company or any of its Subsidiaries in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

         3.12. Defaults. No Default or Event of Default exists on the date hereof. None of the Company or any of its Subsidiaries is in default under any provision of its Charter or by-laws or under any provision of any material franchise, contract, agreement, lease or other instrument to which it is a party or by which it or its property is bound or in violation of any law, judgment, decree or governmental order, rule or regulation.

         3.13. Indebtedness and Liens. None of the Company or any of its Subsidiaries has any Indebtedness or Liens upon any of its properties, other than Indebtedness and Liens permitted by the Credit Agreement.

         3.14. Representations and Warranties. All representations and warranties made by the Company or any of its Subsidiaries in any of the Related Agreements or in the certificates delivered in connection therewith are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to you and made representations and warranties of the Company hereunder as fully as if set forth herein. To the best of the Company's knowledge, all other representations and warranties made in the Related Agreements by or on behalf of any party thereto other than the Company or its Subsidiaries are true and correct in all material respects.

         3.15.   Potential Conflicts of Interest. Except as set forth on
Schedule 3.15, no officer or director of the Company or any of its Subsidiaries
(a) owns, directly or indirectly, any interest in (excepting not more than one percent (1%) stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or any of its Subsidiaries; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements.

         3.16. Related Agreements. You have heretofore or simultaneously herewith been furnished with complete and correct copies of the Related Agreements. This Agreement and the Related Agreements are the only material agreements relating the Recapitalization and the transactions contemplated hereby to which the Company or any of its Subsidiaries is a party. Neither the Company nor any of its Subsidiaries is in default on any of its obligations under this Agreement or any Related Agreement to which such Person is a party and, to the best of the Company's knowledge, no other party to any Related Agreement is in default thereunder.

         3.17. Licenses, Etc. The Company and its Subsidiaries have all such franchises, patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, permits, authorizations and other rights as are necessary for the conduct of the business of the Company and each of its Subsidiaries as currently conducted or currently proposed to be conducted. All of the foregoing are in full force and effect, and each of the Company and each of its Subsidiaries is in compliance with the forgoing without any known conflict with the valid rights of others which could affect or impair in a material manner the property, business or financial condition of the Company or any of its Subsidiaries.

         3.18. Litigation. Except as set forth and described on Schedule 3.18, there is no pending or, to the Company's knowledge, threatened litigation or other proceeding before any court, board or other governmental or administrative agency or arbitrator, to which the Company or any of its Subsidiaries is or would be a party that, if adversely determined, might have a material adverse effect on the business or financial condition of the Company or any of its Subsidiaries. No such pending or threatened litigation or other proceeding, individually or in the aggregate, is reasonably likely to result in any final judgment or liability which, after giving effect to any applicable insurance, could result in a material adverse change in the business, assets, financial condition or prospects of the Company or any of its Subsidiaries. No judgment, decree or order of any court, board or other governmental or administrative agency or arbitrator has been issued against or binds the Company, any of its Subsidiaries, or their respective assets.

         3.19. Tax Returns. The Company and each of its Subsidiaries has filed all tax returns and reports which are required to be filed with any foreign, federal, state or local governmental authority or agency and has paid, or made adequate provision for the payment of, all assessments received and all taxes which have or may become due under applicable foreign, federal, state or local governmental law or regulations with respect to the periods in respect of which such returns and reports were filed. The Company knows of no additional assessments since the date of such returns and reports, and there will be no additional assessments with respect to the periods for which such returns and reports were filed for which adequate reserves appearing on the balance sheet referred to in Section 3.7(a)(i) have not been established. The Company and each of its Subsidiaries has made adequate provision for all current taxes.

         3.20. Material Contracts. The Company has not committed any breach or default under any material contract to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which the Company or any of its Subsidiaries is subject which would (i) permit the other party or parties thereto to terminate such contract, (ii) result in the imposition of any substantial penalty against the Company or (iii) result in the incurrence by the Company of liability for any substantial damages. None of the Company or any of its Subsidiaries is party to or bound by any agreement, deed, lease or other instrument which is so unusual or burdensome as to affect or impair materially and adversely the business, assets, financial condition or prospects of the Company or any of its Subsidiaries in the foreseeable future.

         3.21. ERISA. Except as set forth on Schedule 3.21, the Company and its Subsidiaries do not maintain or have any obligation to make contributions to any employee benefit plan within the meaning of ERISA or any other retirement, profit sharing, stock option, stock bonus or employee benefit plan. No employee benefit plan established or maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries has made contributions, which is subject to Part 3 of Subtitle B or Title I of ERISA or
Section 412 of the Code, had an accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such plan heretofore ended. No liability to the Pension Benefit Guaranty Corporation (other than required insurance premiums, all of which heretofore due have been paid) has been incurred with respect to any such plan and there has not been any reportable event within the meaning of ERISA and the regulations promulgated thereunder, or any other event or condition, which presents a material risk of termination of any such plan by the Pension Benefit Guaranty Corporation. Neither any such plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any such plan, trust, trustee or administrator or the Company or any of its Subsidiaries to any tax or penalty on prohibited transactions imposed under said Section 4975 or ERISA. No material liability has been incurred with respect to any multiemployer plan, within the meaning of Section 4001(a)(3) of ERISA, as a result of the complete or partial withdrawal by the Company or any of its Subsidiaries from such a multiemployer plan under Section 4201 or 4204 of ERISA; nor has the Company or any of its Subsidiaries been notified by any such multiemployer plan that such multiemployer plan is in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such multiemployer plan intends to terminate or has been terminated under
Section 4041A of ERISA.

         3.22. Governmental Regulations. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is the Company a "registered investment company", or an "affiliated person" or a "principal underwriter" of a "registered investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         3.23. Transaction Costs. Except as set forth on Schedule 3.23, there are no Transaction Costs, as defined below, that will be payable by the Company or any of its Subsidiaries with respect to the Recapitalization, the transactions contemplated hereby and by the Related Agreements, or the offer, issue and sale of the Purchased Securities. The term "Transaction Costs" shall mean all of the costs, fees and expenses incurred by the Company or any of its Subsidiaries in connection with the Recapitalization and the transactions contemplated hereby and by the Related Agreements, as set forth in Schedule 3.23, including without limitation, broker's, finder's or placement fees or commissions, attorneys' fees and fees of other professionals.

         3.24. Safety, Zoning and Environmental Matters. Schedule 3.24 hereto includes legal descriptions of all real property owned or leased by the Company and its Subsidiaries. Except as set forth on Schedule 3.24:

         (a) Neither the plants, offices or properties in or on which the Company or any of its Subsidiaries carries on its respective business nor the activities conducted therein or thereon, are in material violation of any zoning, health or safety law or regulation, including, without limitation, the Occupational Safety and Health Act of 1970, as amended;

         (b) None of the Company, any of its Subsidiaries or any operator of any of the real property presently or formerly owned, leased or operated by any of them, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Solid Wastes Disposal Act, as amended, the Federal Clean Air Act, as amended, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws");

         (c) None of the Company or any of its Subsidiaries has received notice from any third party, including without limitation any federal, state or local governmental authority, (i) that the Company or any of its Subsidiaries or any predecessor in interest has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any "hazardous waste" as defined by 42 U.S.C. ss.6903(5), any "hazardous substances" as defined by 42 U.S.C. ss.9601(14), any "pollutant" or "contaminant" as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries or any predecessor in interest conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that any of them is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

         (d) (i) No portion of any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries has been used for the handling, manufacturing, processing, storage or disposal of Hazardous Substances and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company or any of its Subsidiaries or operators of any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries, no Hazardous Substances have been generated or are being used on such properties; (iii) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries; (iv) there have been no releases of Hazardous Substances on, upon, from or into any real property in the vicinity of any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries which, through soil or groundwater contamination, may have come to be located on any of the properties of the Company or any of its Subsidiaries; and (v) in addition, any Hazardous Substances that have been generated on any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries have been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best knowledge of the Company or any of its Subsidiaries, operating in compliance with such permits and applicable Environmental Laws; and

         (e) No real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries is or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or regulation by virtue of the transactions set forth herein and contemplated hereby.

         3.25. Withholding, Union Contracts, Labor Relations. Each of the Company and each of its Subsidiaries has withheld all amounts required by law or agreement to be withheld by it from the wages, salaries and other payments to its employees and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Except as set forth on Schedule 3.25, none of the Company or any of its Subsidiaries is a party to any employment agreement, arrangement or understanding with any of its officers or employees pursuant to which the Company or any of its Subsidiaries is obligated to pay in excess of $100,000 in annual compensation and benefits. Except as set forth on Schedule 3.25, there are no collective bargaining agreements covering any of the employees of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has breached or otherwise failed to comply with any provision of any collective bargaining agreement or other labor union contract applicable to any of its employees. No consent of any union (or any similar group or organization) is required in connection with the consummation of the transactions contemplated hereby. Except as disclosed in Schedule 3.25, there are no pending, or to the Company's knowledge, threatened or anticipated (a) employment discrimination charges or complaints against or involving the Company or any of its Subsidiaries before any federal, state, or local board, department, commission or agency, (b) unfair labor practice charges or complaints, disputes or grievances affecting the Company or any of its Subsidiaries, (c) union representation petitions respecting the employees of the Company or any of its Subsidiaries, (d) efforts being made to organize any of the employees of the Company or any of its Subsidiaries, or (e) strikes, slow downs, work stoppages, or lockouts or threats thereof affecting the Company or any of its Subsidiaries.

         3.26. Year 2000 Compliance. The Company has (i) reviewed the areas within its business and operations which could be adversely affected by failure to become "Year 2000 Compliant" (that is that computer applications, imbedded microchips and other systems used by the Company or its vendors, will be able to properly recognize and perform data sensitive functions involving certain dates prior to and any date after December 31, 1999) and (ii) completed implementation of a detailed plan to become Year 2000 Compliant. Based on such review and implementation, the Company reasonably believes that it is Year 2000 Compliant except to the extent that a failure to do so will not have a material adverse effect on the Company's business. To the extent that the Company's Year 2000 Compliance depends on the Year 2000 Compliance of its vendors, the Company has no reason to believe that such vendors are not Year 2000 Compliant.

         3.27 SEC Filings. The Form 10-K of each of TRC and Perkins filed with the Commission relating to the fiscal year ended December 31, 1998 and the Form 10-Q of each of TRC and Perkins filed with the Commission relating to the fiscal quarter ended September 30, 1999 did not, and as of the date hereof do not, contain any untrue statements of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

4.       INVESTMENT REPRESENTATION.

         You represent and warrant to the Company that (a) you are an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act and (b) you are acquiring the Purchased Securities for investment, and not with a view to selling or otherwise distributing the Purchased Securities; provided, however, that the disposition of your property shall at all times be and remain in your control, subject to the provisions of
Section 13 hereof.

5.       CONDITIONS TO PURCHASE.

         Your obligation to purchase the Purchased Securities to be purchased by you pursuant to this Agreement is subject to compliance by the Company and its Subsidiaries with its agreements contained herein, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

         5.1. This Agreement; Related Agreements. This Agreement and each of the Related Agreements shall have been executed and delivered in a form reasonably satisfactory to you, shall be in full force and effect and no term or condition hereof or thereof shall have been amended, modified or waived except with your prior written consent. All covenants, agreements and conditions contained herein or in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with (or waived with your prior written consent) in all material respects.

         5.2. Charter Documents; Good Standing Certificates. You shall have received from the Company and each of its Subsidiaries a copy, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date, of the Charter and the bylaws of the Company and each of its Subsidiaries and a certificate, dated not more than ten (10) days prior to the Closing Date, of the Secretary of State or other appropriate official of each state in which the Company or any of its Subsidiaries is incorporated, organized or qualified to do business, as to such Person's good standing or qualification to do business in such state.

         5.3. Proof of Corporate Action; Approvals. You shall have received from the Company and each of its Subsidiaries copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement or any of the Related Agreements to which the Company or such Subsidiary, as applicable, is or is to become a party.

         5.4. Incumbency Certificate. You shall have received from the Company and each of its Subsidiaries an incumbency certificate, dated the Closing Date, signed by a duly authorized officer of the Company or of such Subsidiary, as applicable, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company or such Subsidiary, as applicable, this Agreement and each of the Related Agreements to which the Company or such Subsidiary is or is to become a party, and to give notices and to take other action on such Person's behalf under each of such documents.

         5.5. Representations and Warranties; Officers' Certificates. The representations and warranties of the Company or any of its Subsidiaries contained or incorporated by reference herein shall be true and correct after completion of the Recapitalization on and as of the Closing Date; no event or condition shall have occurred or would result from the issuance of any of the Securities which would be a Default or Event of Default on and as of the Closing Date, and the Company and each of its Subsidiaries shall have performed and complied with all conditions and agreements required to be performed or complied with by them hereunder and under the Related Agreements prior to the Closing; and you shall have received on the Closing Date a certificate to these effects signed by the President of the Company.

         5.6. Legality; Governmental Authorization. The purchase of the Purchased Securities shall not be prohibited by any law, governmental order or regulation, and shall not subject you to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements, shall have been duly obtained or made and shall be in full force and effect.

         5.7. Completion of Recapitalization. On the Closing Date, the Recapitalization shall have been completed pursuant to the Recapitalization Documents.

         5.8. SBIC Documentation. The Company shall have executed and delivered to you all documents required by you in connection with the investment contemplated hereby under the rules and regulations applicable to you by virtue of your status as a "small business investment company."

         5.9. Stockholders Agreement. The Company and Donald N. Smith shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect.

         5.10. No Material Change. There shall not have been, or threatened to be after giving effect to the transactions contemplated hereby and by the Related Agreements, any material damage to or loss or destruction of any properties or assets owned or leased by the Company or any of its Subsidiaries (whether or not covered by insurance) or any material adverse change in the business, financial condition or prospects of the Company or any of its Subsidiaries or imposition of any laws, rules or regulations which would materially adversely affect the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Company or any of its Subsidiaries.

         5.11. Expenses. Bingham Dana LLP, your special counsel, shall have received from the Company payment in full for all legal fees charged and all costs and expenses incurred by such counsel through the Closing Date in connection with the transactions contemplated by this Agreement and the Related Agreements. All of the other fees, expenses and disbursements incurred by you or your accountants and other consultants in connection with your due diligence investigation of the Company and its Subsidiaries shall have been paid in full by the Company.

         5.12. Legal Opinion. You shall have received from Mayer, Brown & Platt, special counsel to the Company, their favorable opinion, substantially in the form of Exhibit C hereto, and covering such other matters with respect to the transactions contemplated by this Agreement and the Related Agreements as you may reasonably request.

         5.13. No Litigation. No restraining order or injunction shall prevent the transactions contemplated by this Agreement or the Related Agreements and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be, or is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or thereby.

         5.14. Amendment of Charter. The Company shall have amended its Charter to read as set forth in Exhibit A.

         5.15. Closing Fee. First Capital Corporation of Boston shall have received from the Company payment in full of the portion of the closing fee payable on the Closing Date under the Fee Letter.

         5.16. Senior Debt Financing. Simultaneously with the purchase and sale of the Purchased Securities hereunder, the Credit Agreement shall have been amended to permit the Recapitalization and the transactions contemplated hereby pursuant to an amendment satisfactory to you.

         5.17. DNS Stock Purchase Agreement. The transactions contemplated by the DNS Stock Purchase Agreement shall have been completed simultaneously with the purchase and sale of the Purchased Securities hereunder.

         5.18. General. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to you, and you shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel, consents, licenses, approvals, permits and orders, which you may have requested in connection therewith.

6.       INFORMATION AND OTHER COVENANTS.

         The Company hereby agrees that so long as any Securities are outstanding, it will comply and will cause its Subsidiaries to comply with the following provisions:

         6.1. Annual Statements. As soon as available and in any event within one hundred and five (105) days after the close of each fiscal year of the Company, the Company will deliver to each Major Holder (a) with respect to the fiscal year ending December 31, 1999, a consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 and a consolidated balance sheet and consolidated statements of operations and retained earnings and consolidated statements of cash flows of TRC and its Subsidiaries for the fiscal year ending December 31, 1999 and (b) with respect to each fiscal year ending thereafter, consolidated balance sheets and consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form figures for the previous fiscal year, audited by an independent public accounting firm selected by the Company and acceptable to the Majority Holders showing the consolidated financial condition of the Company (or TRC, as applicable) and its Subsidiaries as of the close of such fiscal year and the consolidated results of the Company's (or TRC's as applicable) operations during such fiscal year and certified without qualification (except any qualifications as the Majority Holders may in their discretion approve in writing) by such accounting firm to have been prepared in accordance with GAAP, consistently applied, accompanied by the written statement of such accounting firm that no Default or Event of Default exists, or if such firm shall have obtained knowledge of any such Default or Event of Default or other event, setting forth the notice thereof.

         6.2. Quarterly Statements. As soon as available and in any event within fifty (50) days after the close of each fiscal quarter of the Company commencing with the fiscal quarter ending March 31, 2000, the Company will deliver to each Major Holder consolidated balance sheets and consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Company and its Subsidiaries for such fiscal quarter, setting forth the comparative form figures for the corresponding fiscal quarter of the previous fiscal year, certified by the President, Chief Financial Officer or Controller of the Company to be true and correct and to have been prepared in accordance with GAAP, consistently applied (subject to normal year-end adjustments).

         6.3. Monthly Statements. As soon as available and in any event within forty-five (45) days after the end of each month or other accounting period commencing with the first month ending after the Closing Date, the Company will deliver to each Major Holder consolidated internal, unaudited balance sheets of the Company and its Subsidiaries and consolidated statements of operations and retained earnings and consolidated statements of cash flows of TRC and its Subsidiaries as of the end of each such month or other accounting period and for the quarter and year to date, setting forth a comparison of budget to actual figures for such month or other accounting period and for the quarter and year to date, and the comparative form figures for the Company or TRC, as the case may be, for the corresponding month or other accounting period and for the quarter and year to date of the previous year, certified by the President, Chief Financial Officer or Controller of the Company to be true and correct and to have been prepared in accordance with GAAP, consistently applied (subject to normal year-end adjustments).

         6.4. Other Financial Information. The Company will deliver to each Major Holder, (a) no later than forty-five (45) days after to the commencement of each fiscal year, an annual budget and projected monthly balance sheets, statements of income and statements of cash flows for such fiscal year, prepared on a comparative basis to the Projections, and (b) copies of all other documents or reports which the Company or its Subsidiaries provides to any lender to the Company or its Subsidiaries. The Company will deliver to the Majority Holders as soon as practical after preparation thereof complete and correct copies of all monthly and quarterly (if any) or annual budgetary analyses or forecasts of the Company in the form customarily prepared by management for its own internal use or the use of the board of directors of the Company. Promptly after the receipt thereof, the Company will provide copies of any reports as to adequacies in accounting controls submitted by independent accountants with respect to the Company and its Subsidiaries.

         6.5. Officers' Certificates. Together with delivery of consolidated financial statements of the Company and its Subsidiaries pursuant to Sections 6.1, 6.2 and 6.3 above, the Company will deliver to each Major Holder a certificate of the President, Chief Financial Officer or Controller of the Company (a) stating that such statements have been prepared in accordance with GAAP, consistently applied, (subject in the case of interim financial statements only to normal year-end audit adjustments and a lack of footnotes) and present fairly the consolidated financial position of the Company as of the dates specified and the results of operations and cash flows with respect to the periods specified, and (b) stating that such officers have caused the provisions of this Agreement to be reviewed and have no knowledge of any Default or Event of Default, or if either such officer has such knowledge, specifying such Default or Event of Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

         6.6.    Notices.

         (a) Notice of Litigation, Defaults, Etc. The Company will promptly give notice to each Major Holder of any litigation or any administrative proceeding to which the Company or any of its Subsidiaries may hereafter become a party which may result in any material adverse change in the property, business, financial condition or prospects of the Company or any of its Subsidiaries. Promptly, upon any officer of the Company obtaining knowledge of any Default or Event of Default hereunder or any default or event of default under any Related Agreement or any agreement relating to any Indebtedness for Borrowed Money, the Company will furnish a notice specifying the nature and period of existence thereof and in the case of a Default or Event of Default hereunder, what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

         (b) Notice of Environmental Events. Without limiting the foregoing clause (a), the Company will promptly give written notice to each Major Holder,
(i) upon obtaining knowledge thereof, of (A) any violation of any Environmental Law regarding any real property presently or formerly owned, leased or operated by the Company or any of its Subsidiaries or regarding the operations of the Company or any of its Subsidiaries, or (B) any potential or known release or threat of release of any Hazardous Substances at, from or into any real estate presently or formerly owned, leased or operated by the Company or any of its Subsidiaries, that the Company or any of its Subsidiaries reports in writing or is required to report in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon receipt by the Company or any of its Subsidiaries of any notice of violation of any Environmental Laws or of any release or threatened release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Company's or any Person's operation of any real estate presently or formerly owned, leased or operated by the Company or its Subsidiaries, (B) contamination on, from or into such real estate, or (C) investigation or remediation of offsite locations at which the Company, its Subsidiaries or any of their predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (iii) upon the Company's or any of its Subsidiaries' obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Company, its Subsidiaries or any of their predecessors may be liable or for which a lien may be imposed on the real property owned, leased or operated by the Company or its Subsidiaries. The Company shall also provide each Major Holder with copies of any environmental studies, reports, assessments or audits which it provides to any lender to the Company or to any governmental authority.

         6.7.    Rights to Attend Meetings.

         (a) Board Meetings. The Company will give each Majority Holder at least five (5) business days' prior written notice of the time, place and subject matter of any proposed meeting (or action by written consent) of the board of directors or executive committee of the Company, such notice to include true and complete copies of all documents furnished to any director in connection with such meeting or consent. Any one (1) of such Majority Holder's officers and authorized representatives (in addition to any of such Majority Holder's officers or representatives who have been elected to the board of directors) will be entitled to attend as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto. The Company will call and hold a meeting of its board of directors or executive committee at least once each fiscal quarter.

         (b) Annual Meetings. Within sixty (60) days after the financial statements required by Section 6.1 hereof are furnished and on not less than thirty (30) days' and not more than sixty (60) days' prior written notice, each of the Company and its Subsidiaries will hold an annual meeting of its stockholders at which the principal executive, financial and operations officers of the Company or such Subsidiary, as applicable, will present a review of, and will discuss with those in attendance, in reasonable detail, the general affairs, management, financial condition, results of operations and business prospects of the Company or such Subsidiary, as applicable. The Company will give each Major Holder at least thirty (30) days' advance written notice of each such meeting and will allow each Major Holder to attend each such meeting.

         6.8. Other Information. From time to time upon the request of any representative designated by the Majority Holders, the Company and its Subsidiaries will furnish to any authorized officer or representative of such Person such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as such officer or representative may reasonably request. Each such officer or representative shall have the right to visit and inspect any of the properties of the Company or such Subsidiary, to examine its books of account (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as you may reasonably request.

         6.9. Confidentiality. Each Major Holder and its officers and representatives will hold, and use its best efforts to require others to hold, in confidence all proprietary or confidential information of the Company and its Subsidiaries provided or made available to such Major Holder pursuant to this Section 6 until such time as such information has been publicly disclosed other than as a consequence of any breach by a Major Holder of its confidentiality obligations hereunder.

         6.10. Post-Closing Review. Within 90 days following the Closing Date, the Company shall deliver to BBV a certificate of the Chief Financial Officer of the Company stating that the proceeds from the sale of the Purchased Securities were used for the purposes specified in Section 2.4 hereof.

         6.11. Further Assurances. Each of the Company and each of its Subsidiaries will cooperate with you and execute such further instruments and documents as you shall reasonably request to carry out to your satisfaction the transactions contemplated by this Agreement and the Related Agreements.

7.       EVENTS OF DEFAULT.

         7.1. Events of Default. Holders of the Securities will be entitled to exercise the remedies provided by Section 7.2 hereof in accordance with the terms thereof if any one or more of the following events ("Events of Default") shall occur:

                 (a) the Company shall have failed to pay when due the full quarterly dividend in cash or in kind with respect to each share of Preferred Stock required to be paid pursuant to the Company's Charter; or

                  (b) the Company shall fail to redeem any shares of Preferred Stock when required to do so pursuant to the Company's Charter; or

                  (c) (i) the Company shall fail to perform or observe or shall fail to cause any of its Subsidiaries to perform or observe, any covenant, agreement or provision set forth in this Agreement, and such failure shall not be rectified or cured to your satisfaction within ten (10) days after notice from you, (ii) the Company shall fail to perform or observe or shall fail to cause any of its Subsidiaries to perform or observe, in each case, in any material respect, any covenant, agreement or provision to be performed or observed by it under any Financing Agreement and such failure shall not be rectified or cured to your satisfaction within 10 days after notice from you, (iii) the Company shall fail to perform or observe or shall fail to cause any of its Subsidiaries to perform or observe, in each case, in any material respect, any covenant, agreement or provision to be performed or observed by it pursuant to any Related Agreement and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified and so as to permit the acceleration thereof, if any acceleration is provided for therein, or (iv) the Company shall fail to perform or observe or shall fail to cause any of its Subsidiaries to perform or observe any financial covenant contained the Credit Agreement, the TRC Indenture or the Perkins Indenture and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified and so as to permit the acceleration thereof, if any acceleration is provided for therein; or

                  (d) any representation or warranty made by the Company or any of its Subsidiaries to you in connection with this Agreement or any Financing Agreement or any amendment to either shall prove to have been false on the date as of which it was made and which, in the Majority Holders' reasonable determination, has a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries; or

                  (e) (i) the Company or any of its Subsidiaries shall fail to make any required payment on any Indebtedness for Borrowed Money in excess of $500,000 of the Company or any of its Subsidiaries and such failure shall continue for 120 days or (ii) any Indebtedness for Borrowed Money in excess of $500,000 of the Company or any of its Subsidiaries shall be accelerated or, (iii) any security interest in or other Lien on any property securing any such Indebtedness for Borrowed Money shall be enforced through judicial proceedings or foreclosure or repossession of collateral; or

                  (f) a final judgment which, in the aggregate with other outstanding final judgments against the Company or any of its Subsidiaries, exceeds $500,000 shall be rendered against the Company or any of its Subsidiaries if, within thirty (30) days after entry thereof, such judgment shall not have been satisfied and discharged or stayed pending appeal, or within thirty (30) days after expiration of such stay such judgment shall not have been discharged; or

                  (g)    the Company or any of its Subsidiaries shall

                         (i) commence a voluntary case under Title 11 of the United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                         (ii) have filed against it a petition commencing an involuntary case under said Title 11 and such petition shall not have been dismissed within sixty (60) days;

                         (iii) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                         (iv) have entered against it an order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;

                         (v) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (h)   any Change in Control shall occur; or

                  (i) the Company or any of its Subsidiaries shall fail to maintain in full force and effect any federal, state or local license, permit or operating right, which failure would have a materially adverse affect on the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Company its Subsidiaries; or

                  (j) the Company shall fail to use the proceeds from the sale of the Purchased Securities for the purposes specified in Section 2.4; or

                  (k) the Company shall fail to pay when due the Repurchase Price for any Common Shares pursuant to Section 8 hereof; or

                  (l) the Company shall fail to pay when due the amounts payable under the Fee Letter and the Management Fee Agreement.

                  7.2.  Remedies.

                  (a) At any time during the continuance of any Event of Default, in each and every such case, the Majority Holders of the Preferred Shares may proceed to protect and enforce its or their rights against the Company by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement, in any Related Agreement or in the Company's Charter, or in aid of the
         exercise of any power granted in this Agreement, any Related Agreement or the Company's Charter.

                  (b) At any time during the continuance of any Event of Default, in each and every such case, the Majority Holders of the Common Shares may proceed to protect and enforce its or their rights against the Company by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement, in any Related Agreement or in the Company's Charter, or in aid of the exercise of any power granted in this Agreement, any Related Agreement or the Company's Charter, and, immediately in the case of Section 7.1(g) hereof and at any time after the giving of a Put Notice to the Company pursuant to Section 8 hereof in all other cases, the theretofore unexercised "put" rights set forth in Section 8 hereof shall, to the extent not already exercisable, be deemed to have become immediately exercisable and the Majority Holders of Common Shares may in such Put Notice to the Company declare all or part of such theretofore unexercised "put" rights to be forthwith exercised and due and payable (unless there shall have occurred an Event of Default under Section 7.1(g) hereof, in which case such "put" rights shall be automatically exercised and due and payable, whereupon the Repurchase Price for the Common Shares subject thereto shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are expressly waived), and any such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect.

         7.3. Waivers. The Company hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) except to the extent otherwise specifically provided in this Agreement, the Charter of the Company, or any Financing Agreement, any requirement of diligence or promptness on the part of any holder of Securities in the enforcement of its rights under the provisions of this Agreement, the Charter of the Company, or any Financing Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

         7.4. Course of Dealing. No course of dealing between the Company on the one hand, and you or any holder of Securities, on the other hand, shall operate as a waiver of any of your or its rights under this Agreement, the Charter of the Company, or any Financing Agreement. No delay or omission in exercising any right under this Agreement, the Charter of the Company, or any Financing Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

8.       REPURCHASE OF COMMON SHARES.

         8.1. Right to Put Common Shares. At any time and from time to time on or after the fifth anniversary of the Closing Date, or on such earlier date as may be determined under Section 7.2(b) you may, by notice to the Company (a "Put Notice"), elect to sell to the Company (and the Company hereby agrees to repurchase from you), at the Repurchase Price specified in Section 8.5 hereof, such number of Common Shares as are specified in the Put Notice.

         8.2. Put Closing. The put closing shall take place at the offices of the Company at 10:00 a.m. local time on a date (a) not more than 120 days after the date a Put Notice is received by the Company as the Company shall specify by notice to you, or at such later time as Fair Market Value shall have been determined under Section 8.5(b) hereof, or (b) at such other time and place as you and the Company may agree upon (a "Put Closing Date"). At the put closing you will deliver to the Company a certificate or certificates evidencing the Common Shares then to be purchased by the Company (properly endorsed or accompanied by stock powers or assignments with signature(s) guaranteed or similar appropriate documentation of authority to transfer) against payment of the Repurchase Price to you in the manner specified in Section 8.4 hereof (together with a certificate or certificates evidencing any Common Shares presented to the Company but not then being purchased by the Company). Except to the extent prohibited by applicable law, prior to the Put Closing Date, the Company will provide you with all available information that may be material to the exercise of your rights under this Section 8, including any plans or proposals for any mergers, sales of assets, acquisitions and substantial sales of stock by its stockholders.

         8.3. Right to Call Common Stock; Call Closing. At any time after the seventh anniversary of the Closing Date, the Company shall, by notice to you (the "Call Notice"), purchase from you (and you hereby agree to sell to the Company) out of funds legally available therefor, at the Repurchase Price, all but not less than all of the Common Shares as are then outstanding on a date specified in such notice not fewer than 30 nor more than 90 days after the date of the Call Notice. The closing under this Section 8.3 shall take place at the offices of the Company at 10:00 a.m. local time on the date so specified or at such later time as Fair Market Value shall have been determined under Section 8.5(b) hereof, or at such other time and place as the Company and you may agree upon (the "Call Closing Date"). At the closing, you will deliver to the Company a certificate or certificates evidencing the Common Shares to be repurchased by the Company pursuant to such call (properly endorsed or accompanied by stock powers or assignments with signature(s) guaranteed or similar appropriate documentation of authority to transfer), and the Company shall pay you the Repurchase Price for such Common Shares in cash or in immediately available funds.

         8.4. Payment. (a) The Company shall pay the Repurchase Price at any closing under Section 8.2 or 8.3 hereof out of funds legally available therefor in cash or immediately available funds, provided that in the event that payment of the Repurchase Price would be prohibited by the terms of the Credit Agreement, the TRC Indenture or the Perkins Indenture, no such repurchase shall be made but the failure to make such repurchase shall be deemed to be an Event of Default except as otherwise provided in Section 8.4(b) below. In the event that any portion of the Repurchase Price is not paid in cash as a result of any insufficiency of legally available funds, any prohibition contained in the Credit Agreement, the TRC Indenture or the Perkins Indenture, or otherwise, you shall retain all your rights hereunder and under and in connection with the Common Shares, as to that number of Common Shares as such unpaid portion represents (the "Unrepurchased Securities"), until such time as the unpaid portion of the Repurchase Price and interest thereon, determined as set forth below, shall be paid to you in full; and you shall, at any time prior to payment of the Repurchase Price for any Unrepurchased Securities, be entitled, by notice to the Company (the "Rescission Notice"), to rescind your put of such Unrepurchased Securities pursuant to Section 8.1. Unless and until the Company receives a Rescission Notice, the unpaid portion of the Repurchase Price allocable to the Unrepurchased Securities shall remain an obligation of the Company and shall become due and payable, in cash or immediately available funds, as soon as there are funds legally available therefor. Interest shall accrue from the date 120 days after the date on which the Company receives the applicable Put Notice on any unpaid portion of the Repurchase Price at the rate of 18% per annum, compounded on a monthly basis to the extent permitted by law and payable on demand. In addition, at the end of each three (3) month period, commencing on the date on which the applicable Put Closing Date or Call Closing Date was scheduled to take place, at the end of which any portion of the Repurchase Price remains unpaid, the holders of Unrepurchased Securities shall be entitled to receive from the Company an additional number of shares of Common Stock equal in amount to five percent (5%) of the number of Common Shares which are then Unrepurchased Securities. Notwithstanding any provision herein to the contrary, in the event that the holders of Common Shares shall have delivered a Special Rights Notice (as defined in the Charter) in accordance with the Company's Charter following exercise of their put rights hereunder, such holders shall be deemed to have delivered a Rescission Notice for purposes of this Section 8.4.


         (b) Notwithstanding any provision herein to the contrary, in the event the Company has not paid the Repurchase Price in full 120 days after the date of the applicable Put Notice, the Company may elect to commence a sale of the Company in accordance with Section 3.1 of the Stockholders Agreement and such failure to pay the Repurchase Price shall not constitute an Event of Default; provided, that, in the event that a sale of the Company in accordance with Section 3.1 of the Stockholders Agreement is not completed with six (6) months after such 120 day period, an Event of Default shall be deemed to have occurred at the end of such six (6) month period under Section 7.1(k) hereof with respect to such failure to pay the Repurchase Price, and you shall be entitled to receive interest on the unpaid Repurchase Price and additional Common Shares from the end of the 120 day period following the date of the applicable Put Notice as provided in paragraph (a) above.

         8.5.  Repurchase Price for Common Shares.

         (a) Repurchase Price. The repurchase price per Common Share (the "Repurchase Price") shall, except as otherwise provided in Section 8.7, be an amount equal to the quotient obtained by dividing (i) the Fair Market Value of the Company's common stock equity (as determined pursuant to Section 8.5(b) hereof), calculated as of the date of the related Put Notice or Call Notice under Section 8.1 or 8.3 hereof, respectively, plus, the aggregate consideration to be paid to the Company upon the exercise of all then exercisable outstanding warrants, options or convertible securities pursuant to which the Company is then obligated to issue Common Stock by (ii) the sum of
(A) the number of shares of Common Stock then outstanding plus (B) the number of shares of Common Stock then issuable upon exercise of then outstanding warrants, options or convertible securities, in each case to the extent then exercisable.

         (b) Fair Market Value. For a period of 10 days after the date of any Put Notice or Call Notice (the "Negotiation Period"), each party hereto agrees to negotiate in good faith to reach agreement upon the fair market value of the Company's common stock equity (the "Fair Market Value"). In the event that the parties are unable to agree upon the Fair Market Value by the end of the Negotiation Period, the Fair Market Value of the Company's common stock equity shall be determined for purposes of this Section 8.5(b) initially by an appraiser selected by the Majority Holders (the "BBV Appraiser") and whose appraisal (the "BBV Appraisal") shall be furnished to the Company within 30 days after the end of the Negotiation Period. If the Company does not object to such determination within 15 days after receipt of such notice, the fair market value determined by the BBV Appraiser shall be the Fair Market Value. If the Company objects to the Fair Market Value determined by the BBV Appraiser, the Company may select an Appraiser (the "Company Appraiser") who shall review the determination of the BBV Appraiser and issue a report thereon (the "Company Appraisal"), within 30 days after delivery to the Company of the BBV Appraisal. Within 10 days after delivery to the Majority Holders of the Company Appraisal, the BBV Appraiser and the Company Appraiser shall meet in order to resolve any questions or differences with respect to the Fair Market Value. If such Appraisers agree on a Fair Market Value of the Company's common stock equity, such Fair Market Value shall be the Fair Market Value. If no agreement is reached, such Appraisers shall select an appraiser (the "Third Appraiser") within five days after such meeting. Fair Market Value shall then be determined by the Third Appraiser within 30 days after delivery to BBV of the Company Appraisal, and the determination of the Third Appraiser shall be conclusive and binding upon the Company and you. Fair Market Value shall in all cases be calculated by determining the Fair Market Value of the entire common stock equity interest of the Company taken as a whole, without premium for control or discounts for minority interests or restrictions on transfer. All expenses of the Company Appraisal shall be borne by the

Company; all expenses of the BBV Appraiser shall be borne by you; and all expenses of the Third Appraiser shall be borne equally by the Company and you.

         8.6. Additional Payments Upon Merger, Etc. If at any time within (i) nine (9) months after any Call Closing Date or (ii) six (6) months after any Put Closing Date, with respect to the repurchase or exchange of any Common Shares, the Company or any of its Subsidiaries shall become party to any Capital Transaction or the Company or any of its Subsidiaries or their respective stockholders enter into any agreement or letter of intent contemplating any Capital Transaction, the Company shall, simultaneously with the consummation of such Capital Transaction or at such later time as any payment is received by the Company or any of its stockholders in respect of such Capital Transaction, make an additional payment to you in an amount per Common Share repurchased from you pursuant to Section 8.2 or 8.3 hereof equal to the excess, if any, of the value per share of the cash, securities and other property that you would have received (or that the Company received in which you would have had a beneficial interest as a stockholder of the Company) had your Common Shares not been previously repurchased pursuant to Section 8.2 or
8.3 hereof over the payment received by you with respect to each such share pursuant to Section 8.2 or 8.3 hereof. Each payment to you pursuant to this
Section 8.6 shall be made either in cash or in the form of consideration received by the holders of common equity of the Company (or the Company).

9.  REGISTRATION RIGHTS.

         9.1. Definitions.  As used in this Section 9:

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Holder" shall mean you and all Persons to whom any Registrable Securities are transferred in accordance with the provisions hereof. A Holder shall, for all purposes of this Section 9, unless the context shall otherwise require, be deemed to hold, at any particular time, all Common Shares held of record by such Holder at such time.

         "Material Transaction" means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation or any other transactions that would require disclosure pursuant to the Exchange Act and with respect to which the Company's board of directors has reasonably determined that compliance with this Agreement may be expected to either materially interfere with the Company's ability to consummate such transaction or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

         "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities

Act and the declaration or ordering by the Commission of effectiveness of such registration statement.

         "Registrable Securities" means, at any particular time, all Common Shares issued and outstanding at such time.

         "Underwriters' Maximum Number" means for any Piggyback Registration, Demand Registration or other registration which is an underwritten registration, that number of securities to which such registration should, in the opinion of the managing underwriters of such registration in the light of marketing factors, be limited.

         9.2.  Demand Registration.

         (a)    Request for Demand Registration.

                (i) Subject to the limitations contained in the following paragraphs of this Section 9.2, the Holders of 51% or more of all Registrable Securities at any time outstanding may at any time give to the Company, pursuant to this clause (i), a written request for the registration by the Company under the Securities Act of all or any part of the Registrable Securities of such Holders (such registration being herein called a "Demand Registration"). Within 10 days after the receipt by the Company of any such written request, the Company will give written notice of such registration request to all Holders of Registrable Securities.

                (ii) Subject to the limitations contained in the following paragraphs of this Section 9.2, after the receipt of such written request for a Demand Registration, (A) the Company will be obligated and required to include in such Demand Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 30 days after the date on which the Company shall have given to all Holders a written notice of registration request pursuant to Section 9.2(a)(i) hereof, the written requests of such Holders for inclusion in such Demand Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this clause (ii) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof. Such method of disposition shall, in any case, be an underwritten offering if an underwritten offering is requested by Holders of 51% or more of the Registrable Securities to be included in such Demand Registration.

                (iii) The Company shall not be required to file a registration statement under this Section 9.2(a) unless the Holders requesting such

         Demand Registration propose to dispose of Registrable Securities having an aggregate anticipated disposition price (before deduction of underwriters commission and Registration Expenses) of at least $5,000,000; provided, however, that if the aggregate number of Registrable Securities held by such Holders have an aggregate anticipated disposition price of less than $5,000,000, the Holders of such Registrable Securities may request registration of such Registrable Securities so long as all Registrable Securities are requested to be registered.

         (b)      Limitations on Demand Registration.

                  (i) The Holders of Registrable Securities will not be entitled to require the Company to effect any Demand Registrations pursuant to Section 9.2(a) hereof (A) prior to the initial public offering of the Company's Common Stock, or (B) thereafter on more than three (3) occasions on Form S-1 (or any comparable form adopted by the Commission), provided, that the foregoing limitation shall not restrict the Holders of Registrable Securities from requiring the Company to effect any number of Demand Registrations on Form S-3 (or any comparable form adopted by the Commission), or (C) more frequently than once during any twelve-month period.

                  (ii) Any registration initiated by Holders of Registrable Securities as a Demand Registration pursuant to Section 9.2(a) hereof shall not count as a Demand Registration for purposes of Section 9.2(b)(i) hereof unless and until such registration shall have become effective and 51% or more of the Registrable Securities requested to be included in such registration shall have been actually sold.

                  (iii) The Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities pursuant to Section 9.2(a) hereof during the period commencing on the date falling 60 days prior to the Company's estimated date of filing of, and ending on the date 180 days following the effective date of, any registration statement pertaining to any underwritten registration initiated by the Company, for the account of the Company, if the written request of Holders for such Demand Registration pursuant to
         Section 9.2(a)(i) hereof shall have been received by the Company after the Company shall have given to all Holders of Registrable Securities a written notice stating that the Company is commencing an underwritten registration initiated by the Company; provided, however, that the Company will use its best efforts in good faith to cause any such registration statement to be filed and to become effective as expeditiously as shall be reasonably possible.

                  (iv) Anything contained herein to the contrary notwithstanding, the Company may delay the filing or effectiveness of any Registration

         Statement under this Section 9.2 for a period of up to 90 days after the date of a request for registration pursuant to this Section 9.2 if a Material Transaction exists at the time of such request, provided, however, that the Company shall not utilize this right more than twice during any twelve-month period.

         (c) Priority on Demand Registrations. If the managing underwriters in any Demand Registration shall give written advice to the Company and the Holders of Registrable Securities to be included in such registration of an Underwriters' Maximum Number, then: (i) the Company will be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; (ii) if the Underwriters' Maximum Number exceeds the number of Registrable Securities requested by the Holders thereof to be included in such registration, then the Company will be entitled to include in such registration that number of securities which shall have been requested by the Company to be included in such registration for the account of the Company and which shall not be greater than such excess; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such Demand Registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons (other than the Holders as such) shall have requested be included in such registration and which shall not be greater than such excess. Neither the Company nor any of its securityholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such securityholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

         (d) Selection of Underwriters. The holders of a majority of the Registrable Securities to be included in any Demand Registration shall determine whether or not such Demand Registration shall be underwritten and shall select the investment bankers and managing underwriters to administer such offering.

         9.3. Piggyback Registrations.

         (a)    Rights to Piggyback.

                (i) If (and on each occasion that) the Company proposes to register any of its securities under the Securities Act either for the

         Company's own account or for the account of any of its securityholders (each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a "Piggyback
         Registration"), the Company will give written notice to all Holders of Registrable Securities of such proposal not later than forty-five (45) days prior to the anticipated filing date of such Piggyback Registration.

                (ii) Subject to the provisions contained in paragraph (b) of this Section 9.3 and in the last sentence of this clause (ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within 15 days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 9.3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its best efforts in good faith to effect promptly the registration of all such Registrable Securities. Except as may otherwise be reasonably agreed with the managing underwriters, the Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission is applicable.

         (b) Priority on Piggyback Registrations. If a Piggyback Registration is an underwritten registration, and the managing underwriters shall give written advice to the Company of an Underwriters' Maximum Number, then: (i) the Company shall be entitled to include in such registration that number of securities which the Company proposes to offer and sell for its own account in such registration and which does not exceed the Underwriters' Maximum Number;
(ii) if the Underwriters' Maximum Number exceeds the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company will be obligated and required to include in such registration that number of Registrable Securities which shall have been requested by the Holders thereof to be included in such registration and which does not exceed such excess, and such number of Registrable Securities shall be allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder; and (iii) if the Underwriters' Maximum Number exceeds the sum of the number of Registrable Securities which the Company shall be required to include in such registration and the number of securities which the Company proposes to offer and sell for its own account in such registration, then the Company may include in such registration that number of other securities which persons shall have requested be included in such registration and which shall not be greater than such excess.

         (c) Selection of Underwriters. In any Piggyback Registration, the Company shall (unless the Company shall otherwise agree) have the right to select the investment bankers and managing underwriters in such registration.

         9.4. Restrictions on Public Sale by the Company. The Company agrees not to effect, and to cause each of its shareholders other than the Holders of Registrable Securities not to effect, any public sale or other distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period commencing on the seventh day prior to, and ending on the one hundred eightieth day following, the effective date of any underwritten Demand Registration or Piggyback Registration, except in connection with any such underwritten registration.

         9.5. Registration Procedures. If (and on each occasion that) the Company shall become obligated to effect any registration of any Registrable Securities hereunder, the Company will use its best efforts in good faith to effect promptly the registration of such Registrable Securities under the Securities Act and to permit the public offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and, in connection therewith, the Company, as expeditiously as shall be reasonably possible, will:

                  (a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel, selected by the holders of a majority of the Registrable Securities covered by such registration statement, copies of all such documents proposed to be filed, which documents will be subject to the timely review of such counsel);

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for not more than six (6) months and, comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  (c) upon request, furnish to each Holder selling Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such Holder;

                  (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (d), (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

                  (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to such seller;

                  (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system ("NASDAQ");

                  (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

                  (i) make available for inspection on a confidential basis by any Holder that is a seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply on a confidential basis all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (j) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company within the meaning of Section 15 of the Securities Act, to participate in the preparation of such registration or comparable statement and to permit the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, provided that such material shall be furnished under such circumstances as shall cause it to be subject to the indemnification provisions provided pursuant to Section 9.8(b) hereof;

                  (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order; and

                  (l) furnish to each prospective seller a signed counterpart, addressed to the prospective sellers, of (i) an opinion of counsel for the Company, dated the effective date of the registration statement and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

         9.6.  Cooperation by Prospective Sellers, Etc.

         (a) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Securities.

         (b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Section 9 shall not affect the obligations of the Company under this Section 9 to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

         (c) The Holders of Registrable Securities included in any registration statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

         (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section
9.5 hereof (and any extensions thereof required by the preceding paragraph (c) of this Section 9.6), the Holders of Registrable Securities included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

         9.7. Registration Expenses.

         (a) All costs and expenses incurred or sustained in connection with of arising out of each registration pursuant to Sections 9.2 and 9.3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or Blue Sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with the Blue Sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing all of the Holders, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or "cold comfort" letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriters in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company (all such costs and expenses being herein called, collectively, the "Registration Expenses"), will be borne and paid by the Company; provided, however, that the Company shall not pay nor otherwise be responsible for any legal fees or disbursements of more than one counsel for the Holders of Registrable Securities. The Company will, in any case, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

         (b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Section 9.

         (c) To the extent that Registration Expenses incident to any registration are, under the terms of this Section 9, not required to be paid by the Company, each Holder of Registrable Securities included in such registration will pay all Registration Expenses which are clearly solely attributable to the registration of such Holder's Registrable Securities so included in such registration, and all other Registration Expenses not so attributable to one Holder will be borne and paid by all sellers of securities included in such registration in proportion to the number of securities so included by each such seller.

         9.8. Indemnification.

         (a) Indemnification by the Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director, partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such prospectus, offering circular or other document.

         (b) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify each underwriter of the securities so registered, the Company and its officers and directors and each Person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors in title and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company in an instrument duly executed by any such Holder and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto; and provided further that each Holder's liability hereunder with respect to any particular registration shall be limited to an amount equal to the proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

         (c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 9.8 (the "indemnified party") shall give notice to the party required to provide indemnification pursuant to this
Section 9.8 (the "indemnifying party") promptly after such indemnified party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be acceptable to the indemnified party, and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure by any indemnified party to give notice as provided in this paragraph (c) shall not relieve the indemnifying party of its obligations under this Section 9.8 except to the extent that the failure results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The reimbursement required by this Section 9.8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         9.9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 9.8 hereof is unavailable to a party that would have been an indemnified party under any such section in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 9.9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9.9 shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         9.10. Rule 144 Requirements; Form S-3. From time to time after the earlier to occur of (a) the ninetieth day following the date on which there shall first become effective a registration statement filed by the Company under the Securities Act, or (b) the date on which the Company shall register a class of securities under Section 12 of the Exchange Act, the Company will make every effort in good faith to take all steps necessary to ensure that the Company will be eligible to register securities on Form S-3 (or any comparable form adopted by the Commission) as soon thereafter as possible, and to make publicly available and available to the Holders of Registrable Securities, pursuant to Rule 144 of the Commission under the Securities Act, such information as shall be necessary to enable the Holders of Registrable Securities to make sales of Registrable Securities pursuant to that Rule. The Company will furnish to any Holder of Registrable Securities, upon request made by such Holder at any time after the undertaking of the Company in the preceding sentence shall have first become effective, a written statement signed by the Company, addressed to such Holder, describing briefly the action the Company has taken or proposes to take to comply with the current public information requirements of Rule 144. The Company will, at the request of any Holder of Registrable Securities, upon receipt from such Holder of a certificate certifying (i) that such Holder has held such Registrable Securities for a period of not less than two (2) consecutive years, (ii) that such Holder has not been an affiliate (as defined in Rule 144) of the Company for more than the ninety (90) preceding days, and
(iii) as to such other matters as may be appropriate in accordance with such Rule, remove from the stock certificates representing such Registrable Securities that portion of any restrictive legend which relates to the registration provisions of the Securities Act.

         9.11. Participation in Underwritten Registrations. No person may participate in any underwritten registration pursuant to this Section 9 unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

         9.12.  Miscellaneous.

         (a) No Inconsistent Agreements. The Company will not, at any time after the date hereof, enter into any agreement or contract (whether written or oral) with respect to any of its securities which prevents the Company from complying in any respect with the registration rights granted by the Company to Holders of Registrable Securities hereunder.

         (b) Amendments and Waivers. The provisions of this Section 9 including the provisions of this paragraph (b), may not be amended, modified or supplemented, and any waiver or consent to or any departure from any of the provisions of this Section 9 may not be given and shall not become or be effective, unless and until (in each case) the Company shall have received the prior written consent of the Holders of 51% or more of all Registrable Securities for any such amendment, modification, supplement, waiver or consent.

         (c) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Section 9, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

         (d) Term. The agreements of the Company contained in this Section 9 shall continue in full force and effect so long as any Holder holds any Registrable Securities.

         9.13. Termination of Rights. The rights of any particular Holder to cause the Company to register securities hereunder shall terminate with respect to such Holder at such time as all of such Holder's Registrable Securities are freely transferable at one time pursuant to the provisions of Rule 144 of the Commission under the Securities Act (without regard to any volume limitations or other restrictions contained therein).

10.      SUBSEQUENT HOLDERS OF SECURITIES.

         Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement and the Financing Agreements that are for your benefit as the holder of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities, except any holder of Securities which have been sold pursuant to a Public Sale, and except as otherwise expressly provided herein. Furthermore, no Securities which have been sold pursuant to a Public Sale shall be deemed to be outstanding Preferred Shares or Common Shares, as applicable, or Securities for any purposes of this Agreement.

11.      REGISTRATION AND TRANSFER OF SECURITIES.

         11.1. Transfer and Exchange of Common Stock and Preferred Stock. The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Common Stock and the Preferred Stock and the particulars (including, without limitation, the class thereof) of the respective shares of Common Stock and the Preferred Stock held by them and of all transfers or conversions of shares of Common Stock from one class to another. Upon surrender at such office of any certificate representing shares of Common Stock or Preferred Stock for registration of exchange or (subject to compliance with the applicable provisions of this Agreement, including, without limitation, the conditions set forth in Section 13 hereof or the Stockholders Agreement) transfer or, in the case of Common Stock, conversion, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of Preferred Stock or of such class or series of Common Stock as may be requested, and registered as such holder may request. Any certificate representing shares of Common Stock or Preferred Stock surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or such holder's attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 11.1.

         11.2. Replacement of Securities. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security held by you or another institutional holder, of an unsecured indemnity agreement from you or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.

12.      REGULATORY RESTRICTIONS.

         12.1. Bank Holding Company Act. No Person which is a bank holding company or a subsidiary of a bank holding company (a "Bank Affiliate") as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the "Bank Holding Company Act") shall exercise its rights to convert shares of Class B Common Stock into shares of Class A Common Stock, or otherwise acquire Class A Common Stock or Class C Common Stock, if, after giving effect to such conversion, the Bank Affiliate, together with its Affiliates, would own more than five percent (5%) of the outstanding voting securities of the Company. Notwithstanding the foregoing, shares of Class B Common Stock may be converted into shares of Class A Common Stock or shares of Class A Common Stock or shares of Class C Common Stock may otherwise be acquired or held by BBV or any other Bank Affiliate which is a Small Business Investment Company consistent with and subject to the limitations contained in the Small Business Act and, to the extent not inconsistent with the Bank Holding Company Act, in the event that:

               (a) the Company shall vote to merge or consolidate with or into any other Person and after giving effect to such merger or consolidation the Bank Affiliate would not own more than five percent (5%) of the outstanding voting securities of the surviving corporation;

               (b)   said holder desires to sell shares of Class A Common
         Stock to be obtained by the conversion of all or part of its shares of Class B Common Stock in connection with any proposed purchase of Class A Common Stock by another Person (other than a Bank Affiliate); or

               (c)   said holder exercises its registration rights pursuant to
         Section 9 hereof and the registration statement resulting therefrom is effective.

         12.2. Small Business Act. No Person which is a Small Business Investment Company as defined in the Small Business Act shall exercise its right to cause any shares of Preferred Stock to be redeemed under this Agreement or exercise "put" rights as a holder of Common Shares if the exercise thereof shall violate any of the rules or regulations of the Small Business Act.

         12.3. No Conflict. For purposes of this Agreement, a written statement of BBV or any of its Affiliates converting such shares of Class B Common Stock into Class A Common Stock or otherwise acquiring Class A Common Stock or Class C Common Stock, or exercising "put" rights with respect to Common Shares, delivered to the Company upon surrender of any shares of Common Stock for conversion, acquisition of any shares of Class A Common Stock or Class C Common Stock or delivery of any Put Notice, to the effect that BBV or its Affiliate, as the case may be, is legally entitled to exercise its rights to purchase securities of the Company and that such exercise will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to BBV or such Affiliate, as the case may be, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appropriate instruments representing the securities so purchased.

13.      RESTRICTIONS ON TRANSFER.

         13.1. General Restriction. The Securities shall be transferable only upon satisfaction of the conditions set forth in this Section 13 and any applicable provisions of the Stockholders Agreement; provided, that, (x) any transfer of the Securities to any Person other than a corporate or institutional Affiliate of any holder of Securities shall be in a minimum amount of $5,000,000, (y) no transfer of the Securities shall be made to a competitor of the Company or its Subsidiaries and (z) any transfer of a majority of the Preferred Shares or a majority of the Common Shares shall only be made to a Permitted Transferee.

         13.2. Notice of Transfer. Prior to any transfer of any Securities, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the "Transfer Notice"), accompanied by (a) an opinion of Bingham Dana LLP addressed to the Company, or other counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Securities under the Securities Act, and
(b) the written agreement of the proposed transferee to be bound by all of the provisions hereof and, where required by the terms thereof, the Stockholders Agreement.

         13.3. Restrictive Legends. Except as otherwise permitted by this
Section 13, each Security shall bear the legend specified for such Security in
Schedule 13.3 hereto.

         13.4. Termination of Restrictions. The restrictions imposed by this
Section 13 upon the transferability of any Securities shall terminate as to such Securities upon the sale of such Securities pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at the Company's expense, new securities without such legends.

14.      EXPENSES; INDEMNITY.

         (a) Whether or not the transactions contemplated by this Agreement and the Related Agreements shall be consummated, the Company hereby agrees to pay on demand all out-of-pocket expenses incurred by you in connection with the transactions contemplated by this Agreement and the Related Agreements and in connection with any amendments or waivers (whether or not the same become effective) hereof or thereof and all reasonable out-of-pocket expenses incurred by you or any holder of any Security issued hereunder in connection with the exercise or enforcement of any rights hereunder or under or with respect to any Related Agreement (including under the Charter of the Company or with respect to any Security), including, without limitation, (i) the cost and expenses of preparing and duplicating this Agreement and each Related Agreement; (ii) the cost of delivering to your principal office, insured to your satisfaction, the Securities sold to you hereunder and any Securities delivered to you in exchange therefor or upon any exercise, conversion or substitution thereof;
(iii) the fees, expenses and disbursements of Bingham Dana LLP in connection with the transactions contemplated by this Agreement or any Related Agreement and any amendments, modifications, approvals, consents or waivers hereunder or thereunder; (iv) the fees, expenses and disbursements of your accountants and other consultants and representatives in connection with your due diligence investigation of the Company and its Subsidiaries; (v) all taxes (other than taxes determined with respect to income), including any recording fees and filing fees and documentary stamp and similar taxes at any time payable in respect of this Agreement, any Related Agreement or the issuance of any of the Securities; (vi) the reasonable fees and disbursements of counsel for any holder of Securities in connection with all opinions rendered by such counsel pursuant to Section 13 hereof; and (vii) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, whether or not such attorneys are your employees, all costs associated with any rights of board or executive committee attendance or observation or inspection and travel and lodging expenses related thereto, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by you or your representatives in connection with (A) the exercise, enforcement or preservation of rights under this Agreement or any of the Related Agreements against the Company or any of its Subsidiaries or the administration thereof, whether before or after the occurrence of a Default or

Event of Default (including engineering, appraisal, environmental, consulting and investment banking charges), and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to your relationship with the Company or its Subsidiaries.

         (b)   (i)   The Company hereby further agrees to indemnify, exonerate
and hold each of you and each of your stockholders, officers, directors, employees and agents free and harmless from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred in any capacity by any of the indemnitees as a result of or relating to (A) any transaction financed or to be financed in whole or in part directly or indirectly with proceeds from the sale of any of the Securities by the Company hereunder, or (B) the execution, delivery, performance or enforcement of this Agreement (including, without limitation, any failure by the Company to comply with any of its covenants hereunder), the Related Agreements or any instrument contemplated hereby or thereby, except for any such indemnified liabilities arising from any indemnitee's gross negligence or willful misconduct.

               (ii)  Furthermore, without limiting the foregoing subparagraph
(b)(i), the Company covenants and agrees that it will indemnify and hold you harmless from and against any and all claims, expenses, damages, loss or liabilities incurred by you (including all costs of legal representation incurred) relating to (A) any release or threatened release of Hazardous Substances on any real estate owned, leased or operated by the Company or its Subsidiaries, (B) any violation of any Environmental Laws with respect to conditions at any real estate owned, leased or operated by the Company or its Subsidiaries, or the operations conducted thereon, or (C) the investigation or remediation of offsite locations at which the Company, its Subsidiaries or its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances.

         (c) The Company hereby indemnifies you against and agrees that it will hold you harmless from any claim, demand or liability for any broker's, finder's or placement fees or lender's incentive fees alleged to have been incurred by it in connection with the transactions contemplated by this Agreement or the Related Agreements.

         (d) Except to the extent otherwise expressly provided herein, the Company shall pay on demand interest at a rate per annum equal to the lesser of the maximum rate of interest permitted by law or eighteen percent (18%) (in each case, compounded monthly) on all overdue amounts payable under this Agreement until such amounts shall be paid in full.

         (e) The obligations of the Company under this Section 14 shall survive payment or transfer of the Securities and the termination of this Agreement.

15.      NOTICES

         Any notice provided for in this Agreement, any other Financing Agreement or the Securities will be in writing and will be deemed properly delivered if either personally delivered or sent by telecopier, overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

         If to the Company, then to its address set forth on page 1 hereof, to the attention of the Chief Financial Officer and the General Counsel or at such other address as such person shall have specified by notice actually received by the addressor, with a copy to James T. Lidbury, Esq., Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603-3441.

         If to BBV, then to its address set forth on page 1 hereof, to the attention of Theresa A. Nibi, Director, or at such other address as BBV shall have specified by notice actually received by the addressor, with a copy to Robert M. Wolf, Esq., Bingham Dana LLP, 150 Federal Street, Boston, MA 02110.

         If to any other holder of record of any Security, to it at its address set forth in the applicable register referred to in Section 13 hereof.

Any such notice shall be effective (a) if delivered personally or by telecopier, when received, (b) if sent by overnight courier, when receipted for, and (c) if mailed, five (5) days after being mailed as described above.

16.      TERMINATION; SURVIVAL.

         All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to you pursuant hereto shall be deemed to have been relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you of this Agreement and of the Securities.

17.      AMENDMENTS AND WAIVERS.

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders of the Preferred Shares and the Majority Holders of the Common Shares respectively, with respect to any provision of this Agreement which by its terms operates for the benefit of such respective holders; provided, however, that (a) without the prior written consent of each holder of Preferred Shares and Common Shares with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the scheduled date of any required purchase of such respective securities held by such holder or reduce the repurchase price payable thereon, (b) without the prior written consent of the aforesaid percentage of Securities, reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment or waiver, or (c) without the written consent of the percentage of the holders of each Security required to exercise the remedies provided in Section 7.2 hereof, increase such required percentage. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Security sold pursuant to this Agreement and the Company.

18.      CONSENT TO JURISDICTION.

         EACH OF THE COMPANY AND BBV HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT ITS ADDRESS SET FORTH ON PAGE 1 HEREOF.

19.      RIGHT TO PUBLICIZE.

         The Company hereby acknowledges that BBV will have the right to publicize its investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.

20.      WAIVER OF JURY TRIAL.

         THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.

21.      CONSTRUCTION.

         The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

22.      MISCELLANEOUS.

         This Agreement (including Exhibits and Schedules) and the Financing Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company at the address first listed above.

                                        Very truly yours,

                                        THE RESTAURANT HOLDING CORPORATION


                                        By:__________________________________
                                        Name:
                                        Title:




Accepted and agreed to:

BANCBOSTON VENTURES INC.


By:_____________________________
Name: Theresa A. Nibi
Title: Director

                               List of Schedules


Schedule 3.1                            Organization and Good Standing
Schedule 3.4                            Governmental Approvals
Schedule 3.5(a)(i)                      Pre-Recapitalization Stock Ownership
Schedule 3.5(a)(ii)                     Post-Recapitalization Stock Ownership
Schedule 3.6                            Subsidiaries
Schedule 3.7(a)(i)                      Historical Financials
Schedule 3.7(a)(ii)                     Pro Forma Balance Sheet
Schedule 3.7(a)(iii)                    Projections
Schedule 3.15                           Potential Conflicts of Interest
Schedule 3.18                           Litigation
Schedule 3.21                           Employee Benefit Plans
Schedule 3.23                           Transaction Costs
Schedule 3.24                           Real Property
Schedule 3.25                           Labor Relations
Schedule 13.3                           Restrictive Legend


                                List of Exhibits

Exhibit A                               Charter Amendment
Exhibit B                               Stockholders' Agreement
Exhibit C                               Form of Legal Opinion